Exhibit 10.2

THIRD AMENDED AND RESTATED GUARANTY AGREEMENT
THIS THIRD AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of September 30, 2015 (the “Effective Date”), (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), is made by Altisource Residential Corporation (“Guarantor”) in favor of Wells Fargo Bank, National Association (“Buyer”), and amends and restates in its entirety that certain Guaranty Agreement, dated as of September 23, 2013, as amended and restated as of June 25, 2014, as further amended as of December 31, 2014 (the “Original Agreement”), made by Guarantor in favor of Buyer.
RECITALS
Altisource Residential, L.P. (“ARLP”) and ARNS, Inc. (“ARNS” and together with ARLP, “Sellers” and each a “Seller”) and Buyer entered into that certain Second Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of September 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”).
Pursuant to the Master Repurchase Agreement, Buyer has agreed to purchase certain Assets (as more particularly defined in the Master Repurchase Agreement, the “Eligible Assets”) from the Sellers and each Seller has agreed to repurchase such Eligible Assets sold by it upon the terms and subject to the conditions set forth therein. Upon the sale of each Eligible Asset by the related Seller to Buyer, the Mortgage Loans subject to Transactions under the Original Agreement will constitute Underlying Assets with respect to the related Series Trust Certificate.
Guarantor indirectly owns and controls 100% of the Equity Interests (as more particularly defined in the Master Repurchase Agreement) of each Seller.
It is a condition precedent to the obligation of Buyer to purchase the Eligible Assets from Sellers under the Master Repurchase Agreement that Guarantor shall have executed and delivered this Guaranty to Buyer.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Unless otherwise defined herein, terms which are defined in the Master Repurchase Agreement and used herein are so used as so defined. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:
(a)    “Seller Entity”: Each of the Sellers, the Master Series Trusts, the Underlying Series Trusts, Asset Manager and Guarantor.
(b)    “Guarantor Obligations”: Shall mean:
(i)    all Repurchase Obligations, including, without limitation, the obligations and liabilities of each Seller Entity to Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Master Repurchase Agreement and any other Repurchase Document, whether on account of the Repurchase Price, Price Differential, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Buyer that are required to be paid by a party to the Transaction pursuant to the terms of the Repurchase Documents and costs of enforcement of this Guaranty) or otherwise; provided, however, the Guarantor Obligations shall not include, prior to occurrence of an Event of Default under the Master Repurchase Agreement, any obligation to satisfy a Margin Call; and
(ii)    all losses, costs, expenses, damages, liabilities, claims or other obligations incurred by the Buyer (and costs of enforcement and collection) arising out of or in connection with any of the following:
(A)    any fraud, intentional misrepresentation or willful misconduct of any Seller Entity in connection with the Master Repurchase Agreement or any other Repurchase Document;
(B)    the failure of any Seller to comply with Article 9 of the Master Repurchase Agreement in any material respect;
(C)    any misappropriation, misapplication or conversion by any Seller Entity, or any Seller Entity causing any other Person to misappropriate, misapply or convert, any Income and Escrow Payments in respect of the Purchased Assets, Underlying Assets or any Underlying Obligor;
(D)    any Seller Entity directly or indirectly transferring title to, or otherwise selling, conveying, voluntarily transferring or voluntarily encumbering, any Purchased Asset, Underlying Asset or related Mortgaged Property other than in compliance with the provisions of the Master Repurchase Agreement and the other Repurchase Documents;
(E)    any Seller Entity asserting that the Master Repurchase Agreement or any other Repurchase Document, or any Lien arising thereunder, is not the legal, valid and binding obligation of such Person or any other party thereto;
(F)    any Seller Entity taking any action, or failing to take any action, which materially prevents, delays or hinders the ownership by Buyer of, or the perfection of any Lien of the Buyer in, any Purchased Asset; and
(G)    the taking of any Insolvency Action by or with respect to Guarantor or any Seller Entity or any of their respective Affiliates.
2.    Guaranty.
(a)    Guarantor hereby unconditionally and irrevocably guarantees to Buyer and its successors and permitted indorsees, transferees and assigns, the due and punctual payment of all of the Guarantor Obligations (whether at the stated maturity, by acceleration or otherwise).
(b)    Guarantor further agrees to pay as directed by Buyer all reasonable third-party out-of-pocket costs and expenses (including reasonable legal, accounting and advisory fees and expenses) incurred by Buyer in enforcing or obtaining advice of counsel in respect of any rights with respect to, or collecting, and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty.

(c)    Guarantor shall make payment of the Guarantor Obligations and other amounts payable by Guarantor hereunder promptly upon written demand therefor (and in any event within five (5) Business Days), in compliance with this Guaranty. Buyer shall not be required to seek payment or performance from any Seller or any other person or entity or to seek any other recourse prior to demanding payment of the Guarantor Obligations from Guarantor.
(d)    No payment or payments made by any Seller or any other Person or received or collected by Buyer from any Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guarantor Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder until all of the Repurchase Obligations have been paid in full; provided, that Buyer shall not be entitled to double recovery. Guarantor shall remain liable under this Guaranty until the Repurchase Obligations are satisfied and paid in full and the Master Repurchase Agreement and the other Repurchase Documents are terminated, notwithstanding any payment or payments referred to in the foregoing sentence.
(e)    Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Buyer on account of its liability hereunder, it will notify Buyer in writing that such payment is made under this Guaranty for such purpose.
3.    Representations and Warranties of Guarantor. Guarantor represents and warrants, on and as of the date of this Guaranty and at all times when any Repurchase Obligations are outstanding (except as provided in clause (a) and clause (b)) as follows:
(a)    Guarantor. Guarantor has been duly formed and validly exists in good standing as a corporation incorporated under the laws of the state of Maryland, which is the jurisdiction of its formation. Guarantor: (a) has all requisite power, authority, legal right and licenses, except for any failure to obtain such a license that would not have a Material Adverse Effect, (b) as of each Purchase Date, is duly qualified to do business in all jurisdictions necessary, except for any failure to obtain such a qualification that would not have a Material Adverse Effect, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, and (y) execute, deliver and perform its obligations under this Guaranty and any other Repurchase Documents to which it is a party. Guarantor’s exact legal name is set forth in the preamble and signature pages of this Guaranty.
(b)    Guaranty. This Guaranty and each other Repurchase Document to which Guarantor is a party has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Guarantor of this Guaranty and each other Repurchase Document to which it is a party does not and will not (i) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (x) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Guarantor or any of its properties or assets, (y) Requirements of Law, or (z) approval, consent, judgment, decree, order or demand of any Governmental Authority, except, in each case, for any breach set forth in this sentence that would not have a Material Adverse Effect, or (ii) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Guarantor. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Guarantor of the Guaranty and all other Repurchase Documents to which it is a party have been obtained, effected, waived or given and are in full force and effect except for any authorizations, approvals, consents, filings or registrations if not obtained would not have a Material

Adverse Effect. As of each Purchase Date, there is no litigation, proceeding or investigation pending or, to the Knowledge of Guarantor threatened, against Guarantor or any of its Affiliates before any Governmental Authority (1) asserting the invalidity of this Guaranty or any Repurchase Document, (2) seeking to prevent the consummation of any Transaction, or (3) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(c)    Solvency. Neither Guarantor nor any of its Affiliates (excluding any Affiliate that is a Variable Interest Entity) is or has ever been the subject of an Insolvency Proceeding. Guarantor and each of its Affiliates (excluding any Affiliate that is a Variable Interest Entity) is Solvent and the Guarantor Obligations do not and will not render Guarantor or any of its Affiliates (excluding any Affiliate that is a Variable Interest Entity) not Solvent. Guarantor is not entering into this Guaranty with the intent to hinder, delay or defraud any creditor of Guarantor or any Affiliate (excluding any Affiliate that is a Variable Interest Entity) of Guarantor. Guarantor has received or will receive reasonably equivalent value for this Guaranty. Guarantor has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Guarantor is generally able to pay, and as of the date hereof is paying, its debts as they come due.
(d)    Financial Condition. The audited consolidated financial statements of Guarantor as at the fiscal year most recently ended (2014), including, but not limited to, the related audited balance sheet, the related audited statements of income, partners’ equity, retained earnings and cash flows, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor does not have any material contingent liability or liability for Taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, Guarantor has not sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Guarantor or any Seller.
(e)    True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Guarantor to Buyer in connection with this Guaranty, the Repurchase Documents and any Transaction, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Guarantor to Buyer in connection with this Guaranty, the Repurchase Documents and any Transaction will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.
(f)    Compliance with Law. Guarantor has complied in all respects with all Requirements of Laws. Neither Guarantor nor any Affiliate of Guarantor (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control,

(e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. Neither Guarantor nor any Affiliate of Guarantor (a) is or is controlled by an “investment company” as defined in such Act or is exempt from the provisions of the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. Guarantor and all Affiliates of Guarantor are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither Guarantor nor any Affiliate of Guarantor has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Guarantor, any Affiliate of Guarantor or any other Person, in violation of the Foreign Corrupt Practices Act.
(g)    No Default or Material Adverse Effect. No Event of Default exists. No material default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Guarantor. Guarantor believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and any Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Guarantor has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred.
(h)    REIT Status. Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.
(i)    Taxes. Guarantor and each Affiliate of Guarantor have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them, or with respect to any of their properties or assets (taking into account extensions) and have paid all material Taxes (including mortgage recording Taxes and all income or franchise Taxes) due and payable by them pursuant to such returns or pursuant to any assessment received by them, except for any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Guarantor and each Affiliate of Guarantor have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Guarantor, threatened by any Governmental Authority which is not being contested in good faith as provided above. Neither Guarantor nor any Affiliate of Guarantor has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Guarantor or any Affiliate of or Guarantor not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of Guarantor.
(j)    Master Repurchase Agreement. Guarantor has received and reviewed copies of the Master Repurchase Agreement.

4.    Covenants of Guarantor. Guarantor hereby covenants and agrees that:
(a)    Financial Information. From time to time, Guarantor shall, or shall cause Sellers to, deliver to Buyer such information regarding the financial condition, operations, or business of Guarantor as specified in Section 8.09 of the Master Repurchase Agreement.
(b)    Financial Covenants.
(i)    Guarantor shall not permit the ratio of its Indebtedness to its Adjusted Tangible Net Worth to be greater than 3.00 to 1.00 at any time.
(ii)    Guarantor shall not permit its Liquidity to be equal to an amount less than five percent (5%) of its Indebtedness at any time.
(iii)    Guarantor shall not permit its Tangible Net Worth to be less than $310,000,000 plus seventy percent (70%) of the aggregate amount of any equity or capital raises after the Closing Date at any time.
(c)    Existence; Governing Documents; Conduct of Business; REIT Status. Guarantor shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents. Guarantor shall (a) not engage in any activities other than those expressly permitted under its Governing Documents and (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business. Guarantor shall provide notice to Buyer of any change in Guarantor’s status as a REIT promptly upon Guarantor’s Knowledge thereof.
(d)    Litigation. At all times during the term of this Guaranty, to the extent permitted by applicable law, Guarantor shall immediately notify Buyer of the occurrence of any of the following of which a Responsible Officer of any Seller, as applicable, or Guarantor has Knowledge, together with a certificate of a Responsible Officer of Guarantor setting forth details of such occurrence and any action Guarantor has taken or proposes to take with respect thereto: (i) the commencement of any material litigation, action, suit, arbitration, investigation or other material legal or arbitrable proceedings before any Governmental Authority or (ii) the settlement of any material judgment in litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (A) questions or challenges the validity or enforceability of this Guaranty or any other Repurchase Document, or (B) individually or in the aggregate, is likely to be determined adversely and, if adversely determined, could reasonably be likely to have a Material Adverse Effect.
(e)    Prohibition of Fundamental Changes. Guarantor shall not enter into a merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, without the consent of Buyer.
(f)    Transactions with Sellers, Master Series Trusts and Series Trusts. Guarantor will not enter into transactions, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Seller, any Master Series Trust or Series Trust unless the transaction is (i) otherwise not prohibited under the Repurchase Documents and (ii) upon commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.

(g)    Bankruptcy. Guarantor shall not take any Insolvency Action with respect to any Seller, any Master Series Trust or any Series Trust, nor permit any Seller, any Master Series Trust or any Series Trust to take any Insolvency Action with respect to itself.
5.    Guaranty Default. Each of the following events shall constitute a “Guaranty Default” and an Event of Default under the Master Repurchase Agreement: (a) any failure by Guarantor to make a payment of any Guarantor Obligation within two (2) Business Days when due; (b) any failure by Guarantor to satisfy at all times any covenant in Section 4(b); (c) any failure by Guarantor to satisfy at all times any covenant (other than any covenant in Section 4(b)) or Guarantor Obligation or other terms set forth in this Guaranty in all material respects, and such failure continues unremedied for ten (10) Business Day after the earlier of receipt of notice thereof from Buyer the discovery of such failure by Guarantor; (d) in the case of a failure to perform or observe any representation and warranty and such failure continues unremedied for five (5) Business Day after the earlier of receipt of notice thereof from Buyer the discovery of such failure by Guarantor; or (e) the obligations of Guarantor under this Guaranty shall cease to be in effect or Guarantor repudiates or challenges the validity of this Guaranty.
6.    No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Buyer or any of its Affiliates, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against any Seller or any collateral security or Guarantee Obligation or right of offset held by Buyer for the payment of the Guarantor Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from any Seller in respect of payments made by Guarantor hereunder, until all amounts owing to Buyer by such Seller on account of the Guarantor Obligations are paid and satisfied in full and the Master Repurchase Agreement is terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid and satisfied in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Guarantor Obligations, whether matured or unmatured, in such order as Buyer may determine. Nothing in the foregoing shall prevent or prohibit Guarantor from receiving and retaining distributions from any Seller in the ordinary course provided that such distributions are not then prohibited by the Master Repurchase Agreement. Buyer shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for Guarantor Obligations for the Master Repurchase Agreement or for this Guaranty or any property subject thereto.
7.    Amendments, Etc. with Respect to the Guarantor Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guarantor Obligations made by Buyer may be rescinded by Buyer and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or Guarantee Obligation therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by Buyer, and the Master Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any right of offset at any time held by Buyer for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released.
8.    Waiver of Rights. Except as otherwise expressly provided herein, Guarantor waives any and all notice of any kind including, without limitation, notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations, and notice of or proof of reliance by Buyer upon this Guaranty or acceptance of this Guaranty; the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between Sellers and Guarantor, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Sellers with respect to the Repurchase Obligations or the Guarantor Obligations, respectively.
9.    Guaranty Absolute and Unconditional. Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional Guarantee of the full and punctual payment and performance of the Guarantor Obligations (and not of their collectability only) without regard to (a) the validity, regularity or enforceability of the Master Repurchase Agreement or any other Repurchase Document, any of the Guarantee Obligations or right of offset with respect thereto at any time or from time to time held by Buyer, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller for Guarantor or of Guarantor from this Guaranty, in bankruptcy or in any other instance. When making a demand hereunder or pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on any Seller or pursue such rights, powers, privileges and remedies as it may have against such Seller or any other Person or any right of offset with respect thereto, and any failure by Buyer to make any such demand or pursue such other rights or remedies or to collect any payments from any Seller or any such other Person or to exercise any such right of offset, or any release of any Seller or any such other Person or right of offset, shall not relieve Guarantor of any obligations or liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of Buyer, and its successors and permitted indorsees, transferees and assigns, until all the Repurchase Obligations shall have been satisfied by performance and payment in full and the Master Repurchase Agreement and the other Repurchase Documents shall have been terminated, notwithstanding that from time to time during the term of the Master Repurchase Agreement, Sellers may be free from any Repurchase Obligations.
10.    Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantor Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Seller or Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
11.    Payments. Payments hereunder shall be made to Buyer without deduction, abatement, recoupment, reduction, set-off or counterclaim other than a defense of payment or performance, in U.S. Dollars and in accordance with the wiring instructions of Buyer.
12.    Notices. Any and all notices statements, demands or other communications hereunder may be given (i) by Buyer to Guarantor by mail, facsimile, messenger or otherwise to the address specified at the “Address for Notices” specified on the signature page, or so sent to Guarantor at any other place specified in a notice of change of address hereafter received by Buyer, and (ii) by Guarantor to the Buyer at the address or email address set forth below.

Wells Fargo Bank, National Association
c/o Wells Fargo Securities LLC
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Telephone:  704-410-2495
Fax:  (704) 410-0220
Attn:  Goetz Rokahr
Email:  goetz.rokahr@wellsfargo.com

with copies to:

Steven H. Becker, Esq.
Hunton & Williams LLP
200 Park Avenue, 52nd Floor
New York, New York 10166-0091
Telephone: (212) 309-1133
Fax: (212) 309-1837
Email: sbecker@hunton.com

13.    Integration; Severability. This Guaranty contains the final and complete integration of all prior expressions by Guarantor in favor of Buyer and shall supersede any existing agreements by Guarantor in favor of Buyer with respect to the subject matter hereof, including, without limitation, the Original Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision of this Guaranty shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be effected or impaired thereby.
14.    Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
15.    Amendments in Writing; No Waiver. Buyer shall not be deemed by any act (except by a written instrument as set forth below), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any default or nonperformance by Guarantor hereunder or any breach of any of the terms and conditions hereof. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under this Guaranty shall operate as a waiver hereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in this Guaranty are cumulative and not exclusive of any rights and remedies provided by law. Except as otherwise expressly provided herein, no amendment, waiver or other modification of any provision of this Guaranty shall be effective without the signed agreement of Guarantor and Buyer, provided that any provision of this Guaranty may be waived in writing by Buyer. Any waiver or consent under this Guaranty shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given. Any such waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion.

16.    Successors and Assigns; No Third Party Beneficiaries. Guarantor shall not sell, assign or transfer any of its rights or the Guarantor Obligations or delegate its duties under this Guaranty without the prior written consent of Buyer, or except as contemplated herein, and any attempt by Guarantor to do so without such consent shall be null and void. Subject to the foregoing, this Guaranty shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and permitted assigns. Nothing in this Guaranty, express or implied, shall give to any Person other than the parties hereto any benefit or any legal or equitable right, power, remedy or claim hereunder.
17.    Governing Law. This Guaranty and any claim, controversy or dispute arising under or related to or in connection with this Guaranty, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.
18.    Submission To Jurisdiction, Service Of Process. Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the other Repurchase Documents, or for recognition or enforcement of any judgment, and Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to this Guaranty of the other Repurchase Documents against Guarantor or its properties in the courts of any jurisdiction. Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty and the other Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
19.    Important Waivers.
(i)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN GUARANTOR AND BUYER OR ANY INDEMNIFIED PARTY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THIS GUARANTY, THE OTHER REPURCHASE DOCUMENTS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM RELATED TO THIS GUARANTY, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. GUARANTOR WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
(ii)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR

ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.
(iii)     EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 19 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.
(iv)    EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 19 ARE A MATERIAL INDUCEMENT FOR SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP WITH, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(v)    THE WAIVERS IN THIS SECTION 19 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED ORALLY, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(vi)    THE PROVISIONS OF THIS SECTION 19 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS.
20.    Setoff. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Guarantor, on behalf of itself and each of its Affiliates (excluding in this Section 20 any Affiliate that is a Variable Interest Entity), hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: (i) monies, securities, collateral or other property of Guarantor and its respective Affiliates and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Guarantor or any Affiliate Guarantor at any time existing, (iii) any obligation owed by Buyer or any Affiliate of Buyer to Guarantor or any Affiliate of Guarantor and (iv) any Repurchase Obligations or Indebtedness owed by Guarantor or any Affiliate of Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Guarantor or any Affiliate of Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to

or for the credit of Guarantor or any Affiliate of Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Guarantor or any Affiliate of Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice Guarantor or any Affiliate of Guarantor, any such notice being expressly waived by Guarantor and each Affiliate of Guarantor to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Guarantor or any Affiliate of Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover any deficiency. Guarantor and all Affiliates of Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Guarantor and all Affiliates of Guarantor under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR AND EACH AFFILIATE OF GUARANTOR.
21.    Counterparts; Electronic Transmission. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Guaranty by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
[Signature appears on the following page.]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.
ALTISOURCE RESIDENTIAL CORPORATION, as Guarantor
By:    /s/ Kenneth D. Najour
Name:    Kenneth D. Najour
Title:    Chief Accounting Officer
Address for Notices:
c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, USVI 00820
Facsimile Number: (340) 692-0523
Email: Stephen.Gray@AltisourceAMC.com

Signature Page to Third Amended & Restated Guaranty Agreement
Wells-Altisource

Acknowledged and Agreed to by:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Buyer

By:    /s/ Goetz Rokahr
Name:    Goetz Rokahr
Title:    Director

Signature Page to Third Amended & Restated Guaranty Agreement
Wells-Altisource